Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.

COYOTE RESOURCES, INC.

CONSOLIDATED PROMISSORY NOTE

   September __, 2012
Davie, Florida

WHEREAS, the undersigned, Coyote Resources, Inc., a Nevada corporation (“Maker”) has previously issued to _____________ (“Payee”) promissory notes dated ______________, totaling ______________ Dollars and _____ Cents ($______________) in principal (collectively, the “Initial Notes”);

WHEREAS, the Maker has received an additional ______________ Dollars ($________________) from Payee on September __, 2012 (the “Additional Loan”); and

WHEREAS, the Payee has agreed to consolidate all of the outstanding principal and accrued interest due on the Initial Notes as of September __, 2012 together with the Additional Loan on the terms and conditions hereinafter set forth, and that upon execution hereof, the Initial Notes shall be deemed terminated and replaced by this Consolidated Promissory Note (“Promissory Note”). For the purposes of this Promissory Note, the outstanding principal and accrued interest due on the Initial Notes as of September __, 2012 together with the principal of the Additional Loan shall hereinafter be referred to as the “Principal.”

FOR VALUE RECEIVED, the receipt and sufficiency of which are hereby acknowledged, the undersigned, the Maker hereby promises to pay to Payee the Principal and any accrued interest, in lawful money of the United States of America.

ARTICLE I.
PAYMENTS

1.1 Principal and Interest. There shall be annual interest of twelve percent (12%) on the Principal evidenced by this Promissory Note. Such interest shall accrue as of the date that those funds were received by the Maker. The Principal evidenced by this Promissory Note together with any accrued interest shall be due and payable on September __, 2014. All payments shall be made in lawful money of the United States of America.

1.2 Manner of Payment. Payment of the indebtedness evidenced by this Promissory Note shall be paid by check at such place as Payee shall designate to Maker in writing. If payment of the indebtedness evidenced by this Promissory Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of Nevada.

1.3 Prepayment. Maker may prepay this Note in whole or in part on any date without premium or penalty.

ARTICLE II.
DEFAULTS

2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default (“Event of Default”):

(a)           In the event, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker shall (i) commence a voluntary proceeding; (ii) consent to the entry of an order for relief against Maker in an involuntary proceeding; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing Maker’s inability to pay its debts as those debts become due.

(b)           In the event, a court of competent jurisdiction enters an order or decree pursuant to any Bankruptcy Law that (i) is for relief against Maker in an involuntary proceeding; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker’s properties; or (iii) orders the liquidation of Maker, and in each event the order or decree is not dismissed within one hundred twenty (120) days.

(c)           In the event Maker fails to pay the Principal and any accrued interest (and any additional amounts provided for under Article I, Section 1.1 of this Agreement) evidenced by this Promissory Note upon demand by Payee.

2.2 Notice by Maker. Maker shall notify Payee in writing within ten (10) days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 Remedies. Upon the occurrence of an Event of Default (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance evidenced by this Promissory Note immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to Payee pursuant to applicable law, including, without limitation, the right to collect from Maker the amount due pursuant to this Promissory Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee’s exercise of any or all of its rights and remedies pursuant to this Promissory Note, including, without limitation, reasonable attorneys’ fees.

ARTICLE III.
MISCELLANEOUS

3.1 Severability. If any provision in this Promissory Note is determined by a court of competent jurisdiction to be invalid or unenforceable, the other provisions of this Promissory Note will remain in full force and effect. Any provision of this Promissory Note determined by a court of competent jurisdiction invalid or unenforceable only in part will remain in full force and effect to the extent not determined to invalid or unenforceable.

3.2 Governing Law. This Promissory Note will be governed by the laws of the State of Nevada, without regard to conflicts of laws principles.

3.3 Parties in Interest. This Promissory Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by operation of law.

3.4 Section Headings, Construction. The headings of sections in this Promissory Note are provided for convenience only and will not affect the construction or interpretation of the provisions of this Promissory Note. All references to “section” or “sections” refer to the corresponding section or sections of this Promissory Note unless otherwise specified. All words used in this Promissory Note will be construed to be of such gender or number as the circumstances require.

3.5 Attorney’s and Collection Fees.  Should the indebtedness evidenced by this Promissory Note or any part hereof be collected at law or in equity or in any bankruptcy, receivership or other court proceedings, or this Promissory Note be placed in the hand of attorneys for collection, the Maker agrees to pay, in addition to Principal and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by Payee in collecting or enforcing this Promissory Note.

3.6 Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Promissory Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Promissory Note, except as expressly provided herein.  The Maker may not assign this Promissory Note or any of the rights or obligations referenced herein without the prior written consent of Payee.

IN WITNESS WHEREOF, Maker has executed and delivered this Promissory Note as of the date first specified above.

Coyote Resources, Inc.,
a Nevada corporation,
located at 1671 SW 105 Lane
Davie, FL 33324

By:           __________________________
Guy Martin
Its:           President